Exhibit 99 (c)


                        REPORT OF INDEPENDENT ACCOUNTANTS
                         ON FINANCIAL STATEMENT SCHEDULE



To the Board of Directors and Stockholders of MCI Communications Corporation

Our audits of the consolidated financial statements referred to in our report dated April 9, 1998 appearing in Exhibit 13 to this Annual Report on Form 10-K (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedule in Exhibit 99 (a) of this Form 10-K. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
April 9, 1998
Washington, D.C.